UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2015, Westmoreland Coal Company (the “Company”) appointed Nathan Troup, 37, as Chief Accounting Officer and Corporate Controller. Mr. Troup has 14 years of experience in public company accounting and auditing.  From July 2011 to June 2015, Mr. Troup served as the Chief Accounting Officer and Controller, as well as various other positions, with DigitalGlobe, Inc., a leading provider of geospatial information products and services sourced from its own advanced satellite constellation. From August 2010 to June 2011, Mr. Troup was a Senior Manager with The Siegfried Group, LLP, which is a professional services firm that provides outsourced accounting and finance support to Fortune 1000 clients.  From 2001 to July 2010, Mr. Troup worked as an auditor for Ernst and Young, LLP.  Mr. Troup is a Certified Public Accountant and holds a Master of Accounting and a Bachelor of Science in Accountancy from the University of Missouri, Columbia. There are no agreements, arrangements, relationships or transactions between the Company and Mr. Troup required to be disclosed under Items 401 or 404(a) of Regulation S-K.

Mr. Troup will receive salary and benefits, and is eligible to participate in the Company’s Long-Term Incentive Program (“LTIP”) and its Annual Incentive Program ("AIP") for fiscal year 2015, each of which is described in further detail in the Company’s Definitive Proxy Statement filed on April 16, 2015. On June 9, 2015, the Company awarded Mr. Troup restricted stock units with a value equal to 60% of his base salary under the LTIP, 50% of which are time-vested restricted stock units vesting each year on April 1st (beginning April 1, 2016) and 50% of which are performance-based restricted stock units which will vest on April 1, 2018, depending on the achievement of certain pre-established performance goals. Mr. Troup is also eligible to participate in the Company’s AIP at 30% of his base salary, under which his financial performance payout will be determined based on the Company’s actual versus budgeted consolidated free cash flow metric in accordance with the AIP.
In connection with his employment, Mr. Troup entered into a change in control severance agreement (the “Agreement”) with the Company that includes a double trigger change in control mechanism. Upon termination after a Change in Control (as defined in the Agreement), Mr. Troup is entitled to payment of one times his base salary and his target bonus under the AIP, as well as an immediate vesting of all equity awards granted but not yet vested. The Agreement has a two-year term that is automatically renewed for additional one-year terms if not terminated within nine months of the initial term expiration date. The Agreement also includes customary confidentiality and non-disparagement terms, as well as a one-year non-compete clause.
Effective June 9, 2015, Russell Werner, the Company’s former Chief Accounting Officer and Corporate Controller resigned to pursue other professional opportunities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: June 11, 2015	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton SVP, Chief Administrative Officer and Secretary